UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 23, 2026
Date of Report (date of earliest event reported)

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation United States	001-51845		56-6000442
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1475 Peachtree Street, NE	Atlanta	Georgia	30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2026, the board of directors of the Federal Home Loan Bank of Atlanta (the "Bank") approved the revised and restated bylaws of the Bank (the "Bylaws"), effective on April 23, 2026. The amendments to the Bylaws were made to (i) clarify that electronic notice for special meetings shall be deemed to be given at the time of transmission; (ii) indicate that notice of resignation by a director should be delivered to the President or the Secretary of the Bank; (iii) require that a director who elects not to stand for re-election must provide written notice to the President or the Secretary of the Bank as promptly as practicable; and (iv) remove references to the Bank officers' terms duration.

The foregoing description of the changes to the Bank's bylaws is qualified in its entirety by reference to the full text of the Bank's Bylaws, as amended, a copy of which is attached as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.2. Amended and Restated Bylaws of the Federal Home Loan Bank of Atlanta, effective April 23, 2026 (marked to show changes from previous version)

104 The cover page of this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: April 27, 2026
By: /s/ Andrew S. Locker
Name: Andrew S. Locker Title: General Counsel, Corporate Secretary and Director of Compliance